Exhibit 5.1

Jaime L. Chase

+1 202 728 7096

jchase@cooley.com

January 20, 2026

IN8bio, Inc.

350 5th Avenue

Suite 5330

New York, New York 10118

Ladies and Gentlemen:

We have acted as counsel to IN8bio, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration for resale of up to 14,384,052 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), issued or issuable by the Company in connection with a private placement effected on December 22, 2025, and consisting of (a) 4,931,375 shares (the “Shares”) of Common Stock that are currently outstanding and (b) 9,452,677 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “Warrants”) to purchase shares of Common Stock. The Shares and the Warrants were issued by the Company pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated December 18, 2025.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Purchase Agreement, the form of the Warrants, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company or that the exercise price of the Warrants is below the par value of the Common Stock.

On the basis of the foregoing, in reliance thereon and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Cooley LLP 1299 Pennsylvania Ave., Washington DC 20004

t: (202) 842-7800 f: (202) 842-7899 cooley.com

January 20, 2026

Page Two

Our opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Cooley LLP

By:	/s/ Jaime L. Chase
Jaime L. Chase

Cooley LLP 1299 Pennsylvania Ave., Washington DC 20004

t: (202) 842-7800 f: (202) 842-7899 cooley.com